Exhibit 1.1

        7,222,000

Discovery Partners International, Inc.

Common Stock, $0.001 par value per share

UNDERWRITING AGREEMENT

, 2004

SG COWEN SECURITIES CORPORATION
    MERRIMAN CURHAN FORD & CO.
    ROTH CAPITAL PARTNERS, LLC
    As Representatives of the several Underwriters
c/o SG Cowen Securities Corporation
1221 Avenue of the Americas
New York, New York 10020

Dear Sirs:

        1.    Introductory.    Axys Pharmaceuticals, Inc. (the "Selling Shareholder") proposes to sell, pursuant to the terms of this Agreement, to the several underwriters named in Schedule A hereto (the "Underwriters," or, each, an "Underwriter"), an aggregate of 7,222,000 shares of common stock, $.001 par value (the "Common Stock"), of Discovery Partners International, Inc., a Delaware corporation (the "Company"). The aggregate of 7,222,000 shares so proposed to be sold is hereinafter referred to as the "Firm Stock." The Company also proposes to sell to the Underwriters, upon the terms and conditions set forth in Section 3 hereof, up to an additional 1,083,300 shares of Common Stock (the "Optional Stock"). The Firm Stock and the Optional Stock are hereinafter collectively referred to as the "Stock." SG Cowen Securities Corporation ("SG Cowen"), Merriman Curhan Ford & Co. and Roth Capital Partners, LLC are acting as representatives of the several Underwriters and in such capacity are hereinafter referred to as the "Representatives."

        2.    (I) Representations and Warranties of the Company.    The Company represents and warrants to, and agrees with, the several Underwriters that:

          (a)   A registration statement on Form S-3 (File No. 333-113488) (the "Initial Registration Statement") in respect of the Stock has been filed with the Securities and Exchange Commission (the "Commission"); at the time of such filing, the Company met all of the requirements of the Commission for filing on Form S-3 and the Company continues to meet all such requirements on the date hereof; the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you (excluding exhibits thereto but including all documents incorporated by reference in the prospectus contained therein, in the form delivered to you for each of the other Underwriters) have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations (the "Rules and Regulations") of the Commission thereunder, which became effective upon filing, no other document with respect to the Initial Registration Statement (including documents incorporated by reference in the prospectus contained therein) has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement (as amended at the time it was declared effective), any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the Rules and Regulations, is hereinafter called a "Preliminary Prospectus"); the Initial Registration Statement (as amended at the time it was declared effective) and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including (i) the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act and deemed by virtue of Rule 430A under the Securities Act to be part of the Initial Registration Statement at the time it was declared effective and (ii) the documents incorporated by reference in the prospectus contained in the Initial Registration Statement at the time the Initial Registration Statement became effective, each as amended at the time the Initial Registration Statement became effective or the Rule 462(b) Registration Statement, if any, became effective or hereafter becomes effective, are hereinafter collectively called the "Registration Statements"; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Securities Act, is hereinafter called the "Prospectus" and any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statements shall be deemed to refer to and include any periodic and other report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Initial Registration Statement that is incorporated by reference in the Registration Statements. No document has been or will be prepared or distributed in reliance on Rule 434 under the Securities Act. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission.

          (b)   The Registration Statement conforms (and the Rule 462(b) Registration Statement, if any, the Prospectus and any amendments or supplements to either of the Registration Statements or the Prospectus, when they become effective or are filed with the Commission, as the case may be, will conform) in all material respects to the requirements of the Securities Act and the Rules and Regulations and do not and will not, as of the applicable effective date (as to the Registration Statements and any amendment thereto) and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the foregoing representations, warranties and agreements shall not apply to information contained in or omitted from the Registration Statements or the Prospectus or any such amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company through the Representatives by or on behalf of any Underwriter or to the Company or the Representatives by or on behalf of the Selling Shareholder specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriter's Information and the Selling Shareholder's Information (each as defined in Section 16).

          (c)   The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable and the rules and regulations of the Commission thereunder, and none of such documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

          (d)   The Company and each of its subsidiaries (as defined in Section 14) have been duly incorporated or organized and are validly existing as corporations or limited liability companies in good standing under the laws of their respective jurisdictions of incorporation or organization, are duly qualified to do business and are in good standing as foreign corporations or limited liability companies in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all corporate or limited liability company power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to so qualify or be in good standing or have such power or authority would not have, singularly or in the aggregate, a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect"). ChemRxAdvanced Technologies, Inc. ("ChemRx"), is the only significant subsidiary of the Company.

          (e)   This Agreement has been duly authorized, executed and delivered by the Company.

          (f)    The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company including the Stock, have been duly and validly authorized and issued, are fully paid and non-assessable, have been issued in compliance with federal and state securities laws, and conform to the description thereof contained in the Prospectus. None of the outstanding shares of Common Stock was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those accurately described in the Prospectus. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, incorporated by reference in the Prospectus, accurately and fairly present the information required to be shown with respect to such plans, arrangements, options and rights.

          (g)   All the outstanding shares of capital stock or limited liability company interests of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and nonassessable and, except to the extent set forth in the Prospectus, are owned by the Company directly or indirectly through one or more wholly-owned subsidiaries, free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party.

          (h)   The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby by the Company will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such actions result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets.

          (i)    Except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state and foreign securities laws, or by the National Association of Securities

  Dealers, Inc. and the Nasdaq National Market in connection with the purchase and distribution of the Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby.

          (j)    Ernst & Young LLP, who have expressed their opinions on the audited financial statements included or incorporated by reference in the Registration Statements and the Prospectus, are independent public accountants as required by the Securities Act and the Rules and Regulations.

          (k)   The financial statements, together with the related notes, included or incorporated by reference in the Prospectus and in each Registration Statement present fairly, in all material respects, the financial position and the results of operations and changes in cash flows of the Company and its consolidated subsidiaries at the respective dates or for the respective periods therein specified. Such statements and related notes have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved except as may be set forth in the Prospectus (provided that non-year end financial statements are subject to normal recurring year-end audit adjustments and do not contain all footnotes required by generally accepted accounting principles). The financial statements, together with the related notes and schedules, included or incorporated by reference in the Prospectus comply in all material respects with the Securities Act and the Rules and Regulations thereunder. No other financial statements or supporting schedules or exhibits are required by the Securities Act or the Rules and Regulations thereunder to be included in the Prospectus.

          (l)    Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the Prospectus; and, since such date, except for options granted and shares issued pursuant to equity incentive plans or other employee compensation plans or pursuant to outstanding options, rights or warrants, as described in the Prospectus, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth in the Prospectus.

          (m)  Except as set forth in the Prospectus, there is no legal or governmental proceeding pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which is required to be described in the Registration Statement or the Prospectus and is not described therein, or which, singularly or in the aggregate, if determined adversely to the Company or any of its subsidiaries, would have a Material Adverse Effect or which would prevent or adversely affect the ability of the Company to perform its obligations under this Agreement; and to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

          (n)   Neither the Company nor any of its subsidiaries (i) is in violation of its charter or by-laws or other constitutive documents, (ii) is in default in any respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (iii) is in violation in any respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject except any violations or defaults which, singularly or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

          (o)   The Company and each of its subsidiaries possess all licenses, certificates, authorizations and permits issued by, and have made all declarations and filings with, the appropriate state, federal or foreign regulatory agencies or bodies which are necessary for the ownership of their respective properties or the conduct of their respective businesses as described in the Prospectus, except where any failures to possess or make the same, singularly or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, and the Company has not received written notification of any revocation or modification of any such material license, certificate, authorization or permit and no proceeding is pending or, to the Company's knowledge, is threatened that relates in any way to the revocation or modification of any such material license, certificate, authorization or permit.

          (p)   Neither the Company nor any of its subsidiaries is or, after giving effect to the offering of the Stock and the application of the proceeds thereof as described in the Prospectus, will become an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

          (q)   Neither the Company nor any of its officers, directors or, to the Company's knowledge, any of its affiliates or agents (other than the Selling Shareholder, as to which the Company makes no statement) has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which would reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.

          (r)   The Company and its subsidiaries own or possess the right to use all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the Prospectus as being owned or possessed by them and necessary for the conduct of their respective businesses, as described in the Prospectus, and there is no pending or, to the Company's knowledge, threatened claim by others challenging the Company's rights in any such intellectual property. To the Company's knowledge, the Company's business as conducted currently does not and will not infringe or conflict with any patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses or other intellectual property or franchise right of any person. Except as described in the Prospectus, no claim is pending or, to the Company's knowledge, is threatened against the Company alleging the infringement by the Company of any patent, trademark, service mark, trade name, copyright, trade secret, license in or other intellectual property right or franchise right of any person.

          (s)   The Company and each of its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real or personal property which are material to the business of the Company and its subsidiaries taken as a whole, in each case free and clear of all liens, encumbrances, claims and defects other than landlords' interests in leased properties and liens, encumbrances, claims and defects that, singularly or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

          (t)    No labor disturbance by the employees of the Company or any of its subsidiaries exists or, to the Company's knowledge, has been threatened which would reasonably be expected to have a Material Adverse Effect. The Company is not aware that any key employee or significant group of employees of the Company or any subsidiary plans to terminate employment with the Company or any such subsidiary.

          (u)   No "prohibited transaction" (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the "Code")) or "accumulated funding deficiency" (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan which would reasonably be expected to have a Material Adverse Effect; each employee benefit plan is in compliance in all material respects with applicable law, including ERISA and the Code; the Company has not incurred and does not expect to incur material liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any "pension plan"; and each "pension plan" (as defined in ERISA) for which the Company would have any material liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act by the Company, which would reasonably be expected to cause the loss of such qualification.

          (v)   There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic or hazardous wastes or other hazardous substances by, due to, or caused by the Company or any of its subsidiaries (or, to the best of the Company's knowledge, any other entity for whose acts or omissions the Company or any of its subsidiaries is or may be liable) upon any of the property now or previously owned or leased or occupied by the Company or any of its subsidiaries, or upon any other property, in violation of any statute or any ordinance, rule, regulation, order, judgment, decree or permit or which would, under any statute or any ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability, except for any violation or liability which would not reasonably be expected to have, singularly or in the aggregate with all such violations and liabilities, a Material Adverse Effect; there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or hazardous wastes or other hazardous substances with respect to which the Company or any of its subsidiaries have knowledge, except for any such disposal, discharge, emission, or other release of any kind which would not reasonably be expected to have, singularly or in the aggregate with all such discharges and other releases, a Material Adverse Effect.

          (w)  The Company and its subsidiaries each (i) has filed all necessary federal, state and foreign income and franchise tax returns required to be filed through the date hereof, (ii) has paid all federal state, local and foreign taxes due and payable for which it is liable, and (iii) does not have any tax deficiency or tax claims outstanding or assessed or, to the Company's knowledge, proposed against it which, if determined adversely to the Company or the applicable subsidiary, would reasonably be expected to have a Material Adverse Effect.

          (x)   The Company and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.

          (y)   The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (z)   The minute books of the Company and ChemRx have been made available to the Underwriters and counsel for the Underwriters, and such books (i) contain the minutes of all meetings and actions of the board of directors (including each board committee) and shareholders of the Company and ChemRx since January 19, 2000 through the date of the latest meeting and action, and (ii) accurately reflect in all material respects all actions referred to in such minutes.

          (aa) There is no franchise, lease, contract, agreement or document required by the Securities Act or by the Rules and Regulations to be described in the Prospectus or to be filed as an exhibit to the Registration Statements which is not described or filed therein as required; and all descriptions of any such franchises, leases, contracts, agreements or documents contained in the Registration Statements are accurate and complete descriptions of such documents in all material respects. Other than as described in the Prospectus, no such franchise, lease, contract, agreement or document has been suspended or terminated for convenience or default by the Company or any of the other parties thereto, and the Company has not received notice or any other knowledge of any such pending or threatened suspension or termination, except for such pending or threatened suspensions or terminations that would not reasonably be expected to, singularly or in the aggregate, have a Material Adverse Effect.

          (bb) No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries on the other hand, which is required to be described in the Prospectus and which is not so described.

          (cc) No person or entity has the right to require registration of shares of Common Stock or other securities of the Company because of the filing or effectiveness of the Registration Statements or otherwise, except for persons and entities who have expressly waived such right in writing or who have been given timely and proper notice and have failed to exercise such right within the time or times required under the terms and conditions of such right.

          (dd) Neither the Company nor any of its subsidiaries own any "margin securities" as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") and none of the proceeds of the sale of the Optional Stock will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Optional Stock to be considered a "purpose credit" within the meanings of Regulation T, U or X of the Federal Reserve Board.

          (ee) Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or the Underwriters for a brokerage commission, finder's fee or like payment in connection with the offering and sale of the Stock.

          (ff)  Each forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) made by the Company and contained in the Prospectus, as of the date it was made, was made by the Company in good faith and with a reasonable basis.

          (gg) The Common Stock is listed on the NASDAQ Stock Market's National Market.

          (hh) The Company has taken all necessary actions to ensure that, at the time of the effectiveness of the Registration Statement and at the time of the sale of the Stock by the Selling Shareholder or the Company to the Underwriters under this Agreement, it will be in compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the "Sarbanes-Oxley Act") that are then in effect and will take steps to be in compliance with other applicable provisions of the

  Sarbanes-Oxley Act not currently in effect upon and at all times after the effectiveness of such provisions.

          (ii)   The Company has taken all necessary actions to ensure that, upon and at all times after the Nasdaq National Market ("Nasdaq") shall have approved the Stock for inclusion, it will be in compliance with all applicable corporate governance requirements set forth in the Nasdaq Marketplace Rules that are then in effect and will take steps to be in compliance with other applicable corporate governance requirements set forth in the Nasdaq Marketplace Rules not currently in effect upon and at all times after the effectiveness of such requirements.

          (jj)   Neither the Company nor any of its subsidiaries nor, to the Company's knowledge, any employee or agent of the Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Prospectus.

          (kk) There are no transactions, arrangements or other relationships between and/or among the Company, any of its affiliates (as such term is defined in Rule 405 of the Securities Act) and any unconsolidated entity, including, but not limited to, any structured finance, special purpose or limited purpose entity, that would reasonably be expected to materially adversely affect the Company's liquidity or the availability of or requirements for its capital resources, which transaction, arrangement or other relationship is required to be described in the Prospectus which have not been described as required.

          (ll)   There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company, except as disclosed in the Prospectus.

        (II)    Representations and Warranties and Agreements of the Selling Shareholder.    The Selling Shareholder represents and warrants to, and agrees with, the several Underwriters that such Selling Shareholder:

          (a)   Has, and immediately prior to the Closing Date (as defined in Section 3 hereof) will have, good and valid title to the shares of Stock to be sold by the Selling Shareholder hereunder on such date, free and clear of all liens, encumbrances, equities or claims; and upon delivery of such shares and payment therefor pursuant hereto, good and valid title to such shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters.

          (b)   Has full right, power and authority to enter into this Agreement; the execution, delivery and performance of this Agreement by the Selling Shareholder and the consummation by the Selling Shareholder of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Selling Shareholder is a party or by which the Selling Shareholder is bound or to which any of the property or assets of the Selling Shareholder is subject, nor will such actions result in any violation of the provisions of the charter or by-laws of the Selling Shareholder or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Selling Shareholder or the property or assets of the Selling Shareholder; and, except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Selling Shareholder and the consummation by the Selling Shareholder of the transactions contemplated hereby.

          (c)   Such Selling Shareholder has not taken, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which might reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company.

        3.    Purchase Sale and Delivery of Offered Securities.    On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Selling Shareholder agrees, to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Selling Shareholder, the total number of shares of Stock set forth opposite the name of such Underwriter in Schedule A hereto.

        The purchase price per share to be paid by the Underwriters to the Selling Shareholder for the Stock will be $            per share (the "Purchase Price").

        The Selling Shareholder will deliver the Firm Stock to the Representatives for the respective accounts of the several Underwriters (in the form of definitive certificates, issued in such names and in such denominations as the Representatives may direct by notice in writing to the Company given at or prior to 12:00 Noon, New York time, on the second full business day preceding the First Closing Date (as defined below) against payment of the aggregate Purchase Price therefor by wire transfer to an account at a bank acceptable to SG Cowen, payable to the order of the Selling Shareholder, all at the offices of Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, NY 10104. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of each Underwriter hereunder. The time and date of the delivery and closing shall be at 10:00 A.M., New York time, on             , 2004, in accordance with Rule 15c6-1 of the Exchange Act. The time and date of such payment and delivery are herein referred to as the "First Closing Date". The First Closing Date and the location of delivery of, and the form of payment for, the Firm Stock may be varied by agreement among the Company, the Selling Shareholder and SG Cowen.

        The Selling Shareholder shall make the certificates for the Stock available to the Representatives for examination on behalf of the Underwriters in New York, New York at least twenty-four hours prior to the First Closing Date.

        For the purpose of covering any over-allotments in connection with the distribution and sale of the Firm Stock as contemplated by the Prospectus, the Underwriters may purchase all or less than all of the Optional Stock. The price per share to be paid for the Optional Stock shall be the Purchase Price. The Company agrees to sell to the Underwriters the number of shares of Optional Stock specified in the written notice by SG Cowen described below and the Underwriters agree, severally and not jointly, to purchase such shares of Optional Stock. Such shares of Optional Stock shall be purchased from the Company for the account of each Underwriter in the same proportion as the number of shares of Firm Stock set forth opposite such Underwriter's name bears to the total number of shares of Firm Stock (subject to adjustment by SG Cowen to eliminate fractions). The option granted hereby may be exercised as to all or any part of the Optional Stock at any time, and from time to time, not more than thirty (30) days subsequent to the date of this Agreement. No Optional Stock shall be sold and delivered unless the Firm Stock previously has been, or simultaneously is, sold and delivered. The right to purchase the Optional Stock or any portion therof may be surrendered and terminated at any time upon notice by SG Cowen to the Company.

        The option granted hereby may be exercised by written notice being given to the Company by SG Cowen setting forth the number of shares of the Optional Stock to be purchased by the Underwriters and the date and time for delivery of and payment for the Optional Stock. Each date and time for delivery of and payment for the Optional Stock (which may be the First Closing Date, but not earlier) is herein called the "Option Closing Date" and shall in no event be earlier than two (2) business days nor later than five (5) business days after written notice is given. (The Option Closing Date and the First Closing Date are herein called the "Closing Dates".)

        The Company will deliver the Optional Stock to the Underwriters (in the form of definitive certificates, issued in such names and in such denominations as the Representatives may direct by notice in writing to the Company given at or prior to 12:00 Noon, New York time, on the second full business day preceding the Option Closing Date against payment of the aggregate Purchase Price therefor in federal (same day) funds by wire transfer to an account at a bank acceptable to SG Cowen payable to the order of the Company, all at the offices of Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, NY 10104. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of each Underwriter hereunder. The Company shall make the certificates for the Optional Stock available to the Representatives for examination on behalf of the Underwriters in New York, New York not later than 10:00 A.M., New York Time, on the business day preceding the Option Closing Date. The Option Closing Date and the location of delivery of, the Optional Stock may be varied by agreement between the Company and SG Cowen.

        The several Underwriters propose to offer the Stock for sale upon the terms and conditions set forth in the Prospectus.

        (4)    (I) Further Agreements of the Company.    The Company agrees with the several Underwriters that:

          (a)   The Company will prepare the Rule 462(b) Registration Statement, if necessary, in a form approved by the Representatives and file such Rule 462(b) Registration Statement with the Commission on the date hereof or the next business day; prepare the Prospectus in a form approved by the Representatives and file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the second business day following the execution and delivery of this Agreement; make no further amendment to the Registration Statements or any supplement to the Prospectus prior to any Closing Date to which the Representatives shall reasonably object by notice to the Company after a reasonable period to review; advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to either Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representatives with copies thereof; file, at the times required under the Exchange Act, all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Stock; advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statements or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, use promptly its reasonable efforts to obtain its withdrawal.

          (b)   If at any time prior to the expiration of nine months after the effective date of the Initial Registration Statement, when a prospectus relating to the Stock is required to be delivered in connection with the offering or sale of the Stock by the Underwriters, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any such time in connection with the offering or sale of the Stock by the Underwriters to amend or supplement the Prospectus in order to comply with the Securities Act or to file under the Exchange Act any document incorporated by reference in the Prospectus to comply with the Securities Act or the Exchange Act, the Company will promptly notify the Representatives thereof and upon their request will promptly prepare and file an amended or supplemented Prospectus or make an appropriate filing pursuant to Section 13 or 14 of the Exchange Act which will correct such statement or omission or effect such compliance. The Company will furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of such amended or supplemented Prospectus; and in case any Underwriter is required to deliver a prospectus relating to the Stock nine months or more after the effective date of the Initial Registration Statement, the Company, upon the request of the Representatives and at the expense of such Underwriter, will prepare promptly an amended or supplemented Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Securities Act.

          (c)   To furnish promptly to each of the Representatives and to counsel for the Underwriters a copy of the signed copy of each of the Registration Statements as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

          (d)   To deliver promptly to the Representatives in New York City such number of the following documents as the Representatives shall reasonably request: (i) conformed copies of the Registration Statements as originally filed with the Commission and each amendment thereto (in each case excluding exhibits), (ii) each Preliminary Prospectus, (iii) the Prospectus and any amended or supplemented Prospectus and (iv) any document incorporated by reference in the Prospectus (excluding exhibits thereto).

          (e)   To make generally available to its shareholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158).

          (f)    The Company will promptly take from time to time such actions as the Representatives may reasonably request to qualify the Stock for offering and sale under the securities or Blue Sky laws of such U.S. and foreign jurisdictions as the Representatives may designate and to continue such qualifications in effect for so long as required for the distribution of the Stock; provided that the Company and its subsidiaries shall not be obligated to qualify as foreign corporations in any jurisdiction in which they are not so qualified or to file a general consent to service of process or become subject to tax in any jurisdiction.

          (g)   During the period of five years from the date hereof, the Company will deliver to the Representatives and, upon request, to each of the other Underwriters, (i) as soon as they are available, copies of all reports or other communications furnished to shareholders and (i) as soon as they are available, copies of any reports and financial statements furnished or filed with the Commission pursuant to the Exchange Act or any national securities exchange or automatic quotation system on which the Stock is listed or quoted.

          (h)   The Company will not directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of or hedge any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock for a period of 90 days from the date of the Prospectus without the prior written consent of SG Cowen (which consent shall not be unreasonably withheld), other than the issuance of shares, options or other rights to acquire Common Stock pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans as in existence on the date hereof, or pursuant to currently outstanding options, warrants or rights. The Company will cause each officer, director and shareholder listed in Schedule B to furnish to the Representatives, prior to the First Closing Date, a letter, substantially in the form of Exhibit I hereto, pursuant to which each such person shall agree (subject to any exceptions contained in any such letters) not to directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock for a period of 90 days from the date of the Prospectus, without the prior written consent of SG Cowen.

          (i)    The Company will supply the Representatives with copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Stock under the Securities Act.

          (j)    Prior to each of the Closing Dates, the Company will furnish to the Representatives, promptly following their preparation, copies of any unaudited quarterly interim consolidated financial statements of the Company for any quarterly periods subsequent to the periods covered by the financial statements appearing in the Registration Statement and the Prospectus.

          (k)   Prior to each of the Closing Dates, the Company will not issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of the Company and of which SG Cowen is notified in advance), without the prior written consent of SG Cowen, unless in the judgment of the Company and its counsel, and after notification to SG Cowen, such press release or communication is required by law.

          (l)    In connection with the offering of the Stock, until SG Cowen shall have notified the Company of the completion of the resale of the Stock (which SG Cowen agrees to do in writing within two business days of the completion of the resale of the Stock), the Company will not, and will cause its affiliated purchasers (as defined in Regulation M under the Exchange Act) not to, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Common Stock, or attempt to induce any person to purchase any Common Stock; and not to, and to cause its affiliated purchasers not to, make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the Common Stock.

          (m)  The Company will apply the net proceeds from the sale of the Optional Stock as set forth in the Prospectus under the heading "Use of Proceeds."

          (n)   The Company will not voluntarily take any action prior to the Closing Date which would require the Prospectus to be amended or supplemented pursuant to Section 4(b).

          (o)   The Company shall, for a period of not less than 180 days from the date of this Agreement, at all times comply with all applicable provisions of the Sarbanes-Oxley Act in effect from time to time.

        (II)    Further Agreements of the Selling Shareholder.    The Selling Shareholder, agrees with the several Underwriters that:

          (a)   It will not directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of or hedge any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock other than the sale of the Stock hereunder for a period of 90 days from the date of the Prospectus, without the prior written consent of SG Cowen.

          (b)   The Selling Shareholder will not take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company.

          (c)   The Selling Shareholder will deliver to SG Cowen on or prior to the First Closing Date a properly completed and executed United States Treasury Department Form W-8 (if the Selling Shareholder is a non-United States person) or Form W-9 (if the Selling Shareholder is a United States person) or such other applicable form or statement specified by Treasury Department regulations in lieu thereof.

        5.    Payment of Expenses.    The Selling Shareholder agrees with the Underwriters to pay (a) the costs incident to the authorization, issuance, sale, preparation and delivery of the Stock and any taxes payable in that connection; (b) the costs incident to the registration of the Stock under the Securities Act; (c) the costs incident to the preparation, printing and distribution of the Registration Statement, Preliminary Prospectus, Prospectus any supplements, amendments and exhibits thereto or any document incorporated by reference therein; (d) the costs of printing, reproducing and distributing the "Agreement Among Underwriters" between the Representatives and the Underwriters, the Master Selected Dealers' Agreement, the Underwriters' Questionnaire and this Agreement by mail, telex or other means of communications; (e) the fees and expenses (including related fees and expenses of counsel for the Underwriters) incurred in connection with filings made with the National Association of Securities Dealers; (f) any applicable listing or other fees; (g) the fees and expenses of qualifying the Stock under the securities laws of the several jurisdictions as provided in Section 4I(f) and of preparing, printing and distributing Blue Sky Memoranda and Legal Investment Surveys (including related fees and expenses of counsel to the Underwriters); (h) all fees and expenses of the registrar and transfer agent of the Stock; and (i) all other costs and expenses incident to the performance of the obligations of the Company and of the Selling Shareholder under this Agreement (including, without limitation, the fees and expenses of the Company's counsel and the Company's independent accountants); provided that, except as otherwise provided in this Section 5 and in Section 9, the Underwriters shall pay their own costs and expenses, including the fees and expenses of their counsel, any transfer taxes on the Stock which they may sell and the expenses of advertising any offering of the Stock made by the Underwriters, but in no event shall the Underwriters be responsible for paying, or be liable for the Selling Shareholder's failure to pay, any of the fees, expenses and other costs set forth in clauses (a) through (i) of this Section 5.

        6.    Conditions of Underwriters' Obligations.    The respective obligations of the several Underwriters hereunder are subject to the accuracy, when made and on each of the Closing Dates, of the representations and warranties of the Company and the Selling Shareholder contained herein, to the accuracy of the statements of the Company and the Selling Shareholder made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Selling Shareholder of their obligations hereunder, and to each of the following additional terms and conditions:

          (a)   No stop order suspending the effectiveness of either of the Registration Statements shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Commission, and any request for additional information on the part of the Commission (to be included in the Registration Statements or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Representatives. The Rule 462(b) Registration Statement, if any, and the Prospectus shall have been timely filed with the Commission in accordance with Section 4(I)(a).

          (b)   None of the Underwriters shall have discovered and disclosed to the Company on or prior to the Closing Date that the Registration Statement or the Prospectus (as amended or supplemented at the Closing Date) contains an untrue statement of a fact which, in the opinion of counsel for the Underwriters, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

          (c)   All corporate proceedings and other legal matters incident to the authorization, form and validity of each of this Agreement, the Stock, the Registration Statement and the Prospectus and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company and the Selling Shareholder shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

          (d)   Cooley Godward LLP shall have furnished to the Representatives such counsel's written opinion, as counsel to the Company, addressed to the Underwriters and dated the Closing Date, reasonably satisfactory to the Representatives, substantially in the form attached as Exhibit II.

          (e)   Each of Cooley Godward LLP; Knobbe, Martens, Olson & Bear LLP; Gordon & Reiss LLP; and Procopio, Cox, Hargraeves & Savitch LLP; shall have furnished to the Representatives such counsel's written opinion, as intellectual property counsel to the Company, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.

          (f)    Paul, Hastings, Janofsky & Walker LLP shall have furnished to the Representatives such counsel's written opinion, as counsel to the Selling Shareholder, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, to the effect that:

              (i)  The Selling Shareholder has full right, power and authority to enter into this Agreement; the execution, delivery and performance of this Agreement, by the Selling Shareholder and the consummation by the Selling Shareholder of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, any indenture, mortgage, deed of trust, loan agreement, option or other agreement or instrument known to such counsel to which the Selling Shareholder is a party or by which the Selling Shareholder is bound or to which any of the property or assets of the Selling Shareholder is subject, nor will such actions result in any violation of the provisions of the charter or by-laws of the Selling Shareholder or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Selling Shareholder or the property or assets of the Selling Shareholder; and, except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Selling Shareholder and the consummation by the Selling Shareholder of the transactions contemplated hereby.

             (ii)  This Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Shareholder.

            (iii)  Upon payment for, and delivery of, the shares of Stock to be sold by the Selling Shareholder under this Agreement in accordance with the terms hereof, the Underwriters will acquire a security entitlement with respect to the shares of Stock to be sold by such Selling Shareholder and no action based on an adverse claim (within the meaning of Section 8-105 of the Uniform Commercial Code as in effect in the State of New York (the "New York UCC") may be asserted against such Underwriters with respect to such shares.

    In rendering such opinion, such counsel may (i) state that their opinion is limited to matters governed by the Federal laws of the United States of America, the laws of the jurisdiction in which such counsel practices and the General Corporation Law of the State of Delaware and (ii) in rendering the opinion in Section 6(f)(iii) above, rely upon a certificate of such Selling Shareholder in respect of matters of fact as to ownership and liens, encumbrances, equities or claims on the shares of Stock sold by such Selling Shareholder, provided that such counsel shall furnish copies thereof to the Representatives and state that they believe that both the Underwriters and they are justified in relying upon such certificate. In rendering the opinion set forth in paragraph (iv) above, such counsel may assume that the Underwriters are purchasing the shares without notice of any adverse claim (within the meaning of the New York UCC).

          (g)   The Representatives shall have received from Morrison & Foerster LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to such matters as the Underwriters may reasonably require, and the Company and the Selling Shareholder shall have furnished to such counsel such documents as they reasonably request for enabling them to pass upon such matters.

          (h)   At the time of the execution of this Agreement, the Representatives shall have received from Ernst & Young LLP a letter, addressed to the Underwriters and dated such date, in form and substance satisfactory to the Representatives (i) confirming that they are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Securities Act and the Rules and Regulations and (ii) stating the conclusions and findings of such firm with respect to the financial statements and certain financial information contained or incorporated by reference in the Prospectus.

          (i)    On the Closing Date, the Representatives shall have received a letter (the "bring-down letter") from Ernst & Young LLP addressed to the Underwriters and dated the Closing Date confirming, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus as of a date not more than three business days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by its letter delivered to the Representatives concurrently with the execution of this Agreement pursuant to Section 6(h).

          (j)    The Company shall have furnished to the Representatives a certificate, dated the Closing Date, of its Chief Executive Officer or its President and its Chief Financial Officer stating that (i) such officers have carefully examined the Registration Statements and the Prospectus and, in their opinion, the Registration Statements as of their respective effective dates and the Prospectus, as of each such effective date and as of the Closing Date, did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and, (ii) since the effective date of the Initial Registration Statement, no event has occurred which should have been set forth in a supplement or amendment to the Registration Statements or the Prospectus, (iii) to their knowledge after reasonable investigation, as of the Closing Date, the representations and warranties of the Company in this Agreement are true and correct and the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and (iv) subsequent to the date of the most recent financial statements included or incorporated by reference in the Prospectus, there has been no material adverse change in the financial position or results of operation of the Company and its subsidiaries, or any change, or any development including a prospective change, in or affecting the condition (financial or otherwise), results of operations, business or prospects of the Company and its subsidiaries taken as a whole, except as set forth in the Prospectus.

          (k)   The Selling Shareholder shall have furnished to the Representatives on the Closing Date a certificate, dated such date, signed by, or on behalf of, the Selling Shareholder by its Chief Executive Officer, its President, or a Vice President stating that the representations, warranties and agreements of the Selling Shareholder contained herein are true and correct as of the Closing Date and that the Selling Shareholder has complied with all agreements contained herein to be performed by the Selling Shareholder at or prior to the Closing Date.

          (l)    Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus (i) any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or referenced in the Prospectus or (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the business, general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or referenced in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Representatives, so material and adverse to the Company and its subsidiaries, taken as a whole, as to make it impracticable or inadvisable to proceed with the sale or delivery of the Stock on the terms and in the manner contemplated in the Prospectus.

          (m)  No action shall have been taken by any governmental agency or body and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date, prevent the issuance or sale of the Stock or, in the judgment of the Representatives, have a Material Adverse Effect; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance or sale of the Stock or, in the judgment of the Representatives, have a Material Adverse Effect.

          (n)   Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or minimum or maximum prices or maximum range for prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, (iii) the United States shall have become engaged in hostilities, or the subject of an act of terrorism, or there shall have been an escalation in hostilities involving the United States, or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in any such case, in the judgment of the Representatives, impracticable or inadvisable to proceed with the sale or delivery of the Stock on the terms and in the manner contemplated in the Prospectus.

          (o)   SG Cowen shall have received the written agreements, substantially in the form of Exhibit I hereto, of the officers, directors and shareholders of the Company listed in Schedule B to this Agreement.

        All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

        7.    Indemnification and Contribution.

          (a)   The Company shall indemnify and hold harmless each Underwriter, its officers, employees, representatives and agents and each person, if any, who controls any Underwriter within the meaning of the Securities Act (collectively the "Underwriter Indemnified Parties" and each an "Underwriter Indemnified Party") and the Selling Shareholder, its officers, employees, representatives and agents and each person, if any, who controls the Selling Shareholder within the meaning of the Securities Act (collectively, the "Shareholder Indemnified Parties" and each a "Shareholder Indemnified Party") against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which that Underwriter Indemnified Party or Shareholder Indemnified Party, as applicable, becomes subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus, either of the Registration Statements or the Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state in any Preliminary Prospectus, either of the Registration Statements or the Prospectus or in any amendment or supplement thereto a material fact required to be stated therein or necessary to make the statements therein not misleading and, subject to Section 7(d), shall reimburse each Underwriter Indemnified Party and each Shareholder Indemnified Party promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter Indemnified Party or Shareholder Indemnified Party, as applicable, in connection with investigating or preparing to defend or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from the Preliminary Prospectus, either of the Registration Statements or the Prospectus or any such amendment or supplement in reliance upon and in conformity with, (i) written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for use therein, which information, as of the date hereof, the parties hereto agree is limited to the Underwriters' Information or (ii) written information furnished to the Company or the Representatives by or on behalf of the Selling Shareholder specifically for use therein, which information, as of the date hereof, the parties hereto agree is limited to the Selling Shareholder's Information; provided, further however, that the foregoing indemnification agreement with respect to the Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such loss, claim, damage or liability purchased Stock, or any officers, employees, representatives, agents or controlling persons of such Underwriter, if (i) a copy of the Prospectus (as then amended or supplemented) was required by law to be delivered to such person at or prior to the written confirmation of the sale of Stock to such person, (ii) a copy of the Prospectus (as then amended or supplemented) excluding documents incorporated by reference therein was not sent or given to such person by or on behalf of such Underwriter and such failure was not due to non-compliance by the Company with Section 4(I)(d), and (iii) the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

  This indemnity agreement is not exclusive and will be in addition to any liability which the Company might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Underwriter Indemnified Party and each Shareholder Indemnified Party.

          (b)   The Selling Shareholder shall indemnify and hold harmless the Company, its officers, employees, representatives and agents, each of its directors and each person, if any, who controls the Company within the meaning of the Securities Act (collectively the "Company Indemnified Parties" and each a "Company Indemnified Party") and each Underwriter Indemnified Party, against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which that Company Indemnified Party or Underwriter Indemnified Party, as applicable, may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus, either of the Registration Statements or the Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state in any Preliminary Prospectus, either of the Registration Statements or the Prospectus or in any amendment or supplement thereto a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or the Representatives by or on behalf of the Selling Shareholder specifically for use therein, and shall reimburse each Underwriter Indemnified Party and each Company Indemnified Party promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter Indemnified Party or Company Indemnified Party, as applicable, in connection with investigating or preparing to defend or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided that the parties hereto hereby agree that such written information provided by or on behalf of the Selling Shareholder consists solely of the Selling Shareholder's Information. This indemnity agreement is not exclusive and will be in addition to any liability which the Selling Shareholders might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Underwriter Indemnified Party.

          (c)   Each Underwriter, severally and not jointly, shall indemnify and hold harmless each Company Indemnified Party and each Shareholder Indemnified Party against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company Indemnified Parties or the Shareholder Indemnified Parties become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus, either of the Registration Statements or the Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of that Underwriter specifically for use therein, and shall reimburse the Company Indemnified Parties and the Shareholder Indemnified Parties promptly upon demand for any legal or other expenses reasonably incurred by such parties in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided that the parties hereto hereby agree that such written information provided by the Underwriters consists solely of the Underwriters Information. This indemnity agreement is not exclusive and will be in addition to any liability which the Underwriters might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to the Company Indemnified Parties and Shareholder Indemnified Parties.

          (d)   Promptly after receipt by an indemnified party under this Section 7 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent it has been materially prejudiced by such failure; and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized by the indemnifying party in writing, (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel or (iii) the indemnifying party has failed to promptly assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm (in addition to local counsel) of attorneys at any time for all such indemnified parties, which firm shall be designated in writing by SG Cowen, if the indemnified parties under this Section 7 consist of any Underwriter Indemnified Party, or by the Company if the indemnified parties under this Section 7 consist of any Company Indemnified Parties or by the Selling Shareholder if the indemnified parties under this Section 7 consist of any Shareholder Indemnified Parties. Each indemnified party, as a condition of the indemnity agreements contained in Sections 7(a), 7(b) and 7(c), shall use all reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. Subject to the provisions of Section 7(e) below, no indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

          (e)   If at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by this Section 7 effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

          (f)    If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under Section 7(a), 7(b), or 7(c), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Selling Shareholder on the one hand and the Underwriters on the other from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholder on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholder on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company and the Selling Shareholder bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Stock purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholder on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission; provided that the parties hereto agree that the written information furnished to the Company through the Representatives by or on behalf of the Underwriters for use in any Preliminary Prospectus, either of the Registration Statements or the Prospectus consists solely of the Underwriters' Information and the written information furnished to the Company or the Representatives by or on behalf of the Selling Shareholder for use therein consists solely of the Selling Shareholder's information. The Company, the Selling Shareholder and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(f) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 7(f) shall be deemed to include, for purposes of this Section 7(f), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(f), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Stock underwritten by it and distributed to the public were offered to the public less the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        The Underwriters' obligations to contribute as provided in this Section 7(f) are several in proportion to their respective underwriting obligations and not joint.

        8.    Termination.    The obligations of the Underwriters hereunder may be terminated by SG Cowen, in its absolute discretion by notice given to and received by the Company and the Selling Shareholder prior to delivery of and payment for the Firm Stock if, prior to that time, any of the events described in Sections 6(l), 6(m) or 6(n) have occurred or if the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement.

        9.    Reimbursement of Underwriters' Expenses.    If (a) this Agreement shall have been terminated pursuant to Sections 8 or 10, (b) the Selling Shareholder shall fail to tender the Firm Stock for delivery to the Underwriters for any reason not permitted under this Agreement, or (c) the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement, the Selling Shareholder shall reimburse the Underwriters for the fees and expenses of their counsel and for such other out-of-pocket expenses as shall have been reasonably incurred by them in connection with this Agreement and the proposed purchase of the Stock, and upon demand the Selling Shareholder shall pay the full amount thereof to SG Cowen; provided, however, that the Company shall be liable to reimburse the Underwriters for all such fees and expenses if such termination is due to the Company's failure to satisfy a closing condition or other obligation under this Agreement. If this Agreement is terminated pursuant to Section 10 by reason of the default of one or more Underwriters, neither the Company nor Selling Shareholder shall be obligated to reimburse any defaulting Underwriter on account of those expenses.

        10.    Substitution of Underwriters.    If any Underwriter or Underwriters shall default in its or their obligations to purchase shares of Stock hereunder and the aggregate number of shares which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed ten percent (10%) of the total number of shares underwritten, the other Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the shares which such defaulting Underwriter or Underwriters agreed but failed to purchase. If any Underwriter or Underwriters shall so default and the aggregate number of shares with respect to which such default or defaults occur is more than ten percent (10%) of the total number of shares underwritten and arrangements satisfactory to the Representatives, Selling Shareholder and the Company for the purchase of such shares by other persons are not made within forty-eight (48) hours after such default, this Agreement shall terminate.

        If the remaining Underwriters or substituted Underwriters are required hereby or agree to take up all or part of the shares of Stock of a defaulting Underwriter or Underwriters as provided in this Section 10, (i) the Company and the Selling Shareholder shall have the right to postpone the Closing Dates for a period of not more than five (5) full business days in order that the Company and the Selling Shareholder may effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees promptly to file any amendments to the Registration Statement or supplements to the Prospectus which may thereby be made necessary, and (ii) the respective numbers of shares to be purchased by the remaining Underwriters or substituted Underwriters shall be taken as the basis of their underwriting obligation for all purposes of this Agreement. Nothing herein contained shall relieve any defaulting Underwriter of its liability to the Company, the Selling Shareholder or the other Underwriters for damages occasioned by its default hereunder. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of any non-defaulting Underwriter, the Selling Shareholder or the Company, except expenses to be paid or reimbursed by the Selling Shareholder or the Company, as applicable, pursuant to Sections 5 and 9 and except the provisions of Section 7 shall not terminate and shall remain in effect.

        11.    Successors; Persons Entitled to Benefit of Agreement.    This Agreement shall inure to the benefit of and be binding upon the several Underwriters, the Company and the Selling Shareholder and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person other than the persons mentioned in the preceding sentence any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Company contained in this Agreement shall also be for the benefit of the Underwriter Indemnified Parties and the Shareholder Indemnified Parties, the indemnities of the Selling Shareholder contained in this Agreement shall also be for the benefit of the Underwriter Indemnified Parties and the Company Indemnified Parties and the indemnities of the several Underwriters shall also be for the benefit of the Company Indemnified Parties and the Shareholder Indemnified Parties. It is understood that the Underwriter's responsibility to the Company and the Selling Shareholder is solely contractual in nature and the Underwriters do not owe the Company, or any other party, any fiduciary duty as a result of this Agreement.

        12.    Survival of Indemnities, Representations, Warranties, etc.    The respective indemnities, covenants, agreements, representations, warranties and other statements of the Company, the Selling Shareholder and the several Underwriters, as set forth in this Agreement or made by them respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Selling Shareholder, the Company or any person controlling any of them and shall survive delivery of and payment for the Stock.

        13.    Notices.    All statements, requests, notices and agreements hereunder shall be in writing, and:

          (a)   if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to SG Cowen Securities Corporation, 1221 Avenue of the Americas, New York, New York, 10020, Attention: Head of Equity Capital Markets (Fax: 212-482-8154), with a copy to the Legal Department (Fax: 212-278-7995); provided, however, that any notice to an Underwriter pursuant to Section 7 shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Representatives, which address will be supplied to any other party hereto by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

          (b)   if to the Company shall be delivered or sent by mail, telex or facsimile transmission to Discovery Partners International, Inc., Attention: Craig Kussman, Chief Financial Officer (Fax: 858-455-8088);

          (c)   if to the Selling Shareholder, shall be delivered or sent by mail, telex or facsimile transmission to such Selling Shareholder at the address set forth on Schedule B hereto.

        14.    Definition of Certain Terms.    For purposes of this Agreement, (a) "business day" means any day on which the New York Stock Exchange, Inc. is open for trading and (b) "subsidiary" and "significant subsidiary" have the meanings set forth in Rule 405 of the Rules and Regulations.

        15.    Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

        16.    Underwriters' Information and Selling Shareholder's Information.    The parties hereto acknowledge and agree that, for all purposes of this Agreement, the Underwriters' Information consists solely of the following information in the Prospectus: (i) the last paragraph on the front cover page concerning the terms of the offering by the Underwriters; and (ii) the statements concerning the Underwriters contained in the third and ninth paragraphs under the heading "Underwriting." The parties hereto acknowledge and agree that, for all purposes of this Agreement, the Selling Shareholder's Information consists solely of the statements under the heading "Principal and Selling Stockholders" in the Prospectus.

        17.    Authority of the Representatives.    In connection with this Agreement, you will act for and on behalf of the several Underwriters, and any action taken under this Agreement by the Representatives, will be binding on all the Underwriters.

        18.    Partial Unenforceability.    The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

        19.    General.    This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company, the Selling Shareholder and the Representatives.

        20.    Counterparts.    This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

        21.    INVESTOR RIGHTS AGREEMENT.    The Company and the Selling Shareholder agree that no provision in this Agreement alters or affects, and shall not be construed to alter or affect, the respective rights and obligations of the Company and the Selling Shareholder under that certain Discovery Partners International, Inc. Second Amended and Restated Investors' Rights Agreement dated April 28, 2000 by and between the Company and the investors listed on Schedule A thereto (the "Investors' Rights Agreement"), except that the indemnification and contribution provisions contained in Section 7 herein supersede and replace the indemnity and contribution provisions contained in Section 1.12 of the Investors' Rights Agreement for purposes of this offering of Stock. In no way shall the provisions of this Section 21 limit the rights of the Underwriters under this Agreement.

        If the foregoing is in accordance with your understanding of the agreement among the Company, the Selling Shareholder and the several Underwriters, kindly indicate your acceptance in the space provided for that purpose below.

Very truly yours, DISCOVERY PARTNERS INTERNATIONAL, INC.
By:	Name: Title:
AXYS PHARMACEUTICALS, INC.
By:	Name: Title:
Accepted as of the date first above written:
SG COWEN SECURITIES CORPORATION MERRIMAN CURHAN FORD & CO. ROTH CAPITAL PARTNERS, LLC Acting on their own behalf and as Representatives of several Underwriters referred to in the foregoing Agreement.
By:	SG COWEN SECURITIES CORPORATION
By:	Name: William B. Buchanan, Jr. Title: Head of Equity Capital Markets

SCHEDULE A

Name	Number of Shares to be Purchased
SG Cowen Securities Corporation
Merriman Curhan Ford & Co.
Roth Capital Partners, LLC

Total	7,222,000

SCHEDULE B

Axys Pharmaceuticals, Inc.

Address for notices:

c/o Applera Corporation
P.O. Box 5435
Norwalk, CT 06851
Attn: Corporate Secretary

Exhibit I

Form of Lock-Up Agreement

March 8, 2004

SG Cowen Securities Corporation
Merriman Curhan Ford & Co.
Roth Capital Partners LLC
    As Representatives of the
    several Underwriters
c/o SG Cowen Securities Corporation
1221 Avenue of the Americas
New York, New York 10020

Re:
Discovery Partners International, Inc. 7,222,000 Shares of Common Stock

Dear Sirs:

        In order to induce SG Cowen Securities Corporation ("SG Cowen") and Merriman Curhan Ford & Co. (together with SG Cowen, the "Representatives"), to enter in to a certain underwriting agreement with Discovery Partners International, Inc. a Delaware corporation (the "Company"), with respect to the public offering of shares of the Company's Common Stock, par value $.001 per share ("Common Stock"), the undersigned hereby agrees that for a period of 90 days beginning on the date of the final prospectus filed by the Company with the Securities and Exchange Commission in connection with such public offering, the undersigned will not, without the prior written consent of SG Cowen, directly or indirectly, (i) offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any shares of Common Stock (including, without limitation, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations promulgated under the Securities Act of 1933, as the same may be amended or supplemented from time to time (such shares, the "Beneficially Owned Shares")) or securities convertible into or exercisable or exchangeable in Common Stock, (ii) enter into any swap, hedge or similar agreement or arrangement that transfers in whole or in part, the economic risk of ownership of the Beneficially Owned Shares or securities convertible into or exercisable or exchangeable in Common Stock or (iii) engage in any short selling of the Common Stock. Notwithstanding the foregoing, the restrictions set forth in the preceding sentence shall not apply to transfers of Common Stock or securities convertible into or exercisable or exchangeable in Common Stock (a) as a bona fide gift or gifts, or (b) to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, if the undersigned is an individual; provided that in the case of (a) and (b), the resulting transferee thereof executes and delivers to SG Cowen an agreement satisfactory to it certifying that such transferee is bound by the terms of this Agreement. For purposes of this Agreement, "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

        Anything contained herein to the contrary notwithstanding, any person to whom shares of Common Stock or Beneficially Owned Shares are transferred from the undersigned shall be bound by the terms of this Agreement.

        In addition, the undersigned hereby waives, from the date hereof until the expiration of the 180 day period following the date of the Company's final Prospectus, any and all rights, if any, to request or demand registration pursuant to the Securities Act of any shares of Common Stock that are registered in the name of the undersigned or that are Beneficially Owned Shares.

        In order to enable the covenants contained herein to be enforced, the undersigned hereby consents to the placing of legends and/or stop-transfer orders with the transfer agent of the Common Stock with respect to any shares of Common Stock or Beneficially Owned Shares.

(Signature)
(Printed Name)

Exhibit II

Form of Opinion of Cooley Godward LLP

[LETTERHEAD OF COOLEY GODWARD LLP]

[    •    ], 2004

SG Cowen Securities Corporation
Merriman Curhan Ford & Co.
Roth Capital Partners, LLC
as Representatives of the several Underwriters
c/o SG Cowen Securities Corporation
1221 Avenue of the Americas
New York, NY 10020

Ladies and Gentlemen:

        We have acted as counsel for Discovery Partners International, Inc., a Delaware corporation (the "Company"), in connection with the sale to you and the several other underwriters of an aggregate of 7,222,000 shares of the Company's common stock, par value $0.001 per share (the "Shares"), pursuant to that certain Underwriting Agreement dated [    •    ], 2004 (the "Underwriting Agreement") among the Company, Axys Pharmaceuticals, Inc. ("Axys") and you, as the representatives (the "Representatives") of the several underwriters listed on Schedule A annexed thereto (the "Underwriters"). We are rendering this opinion pursuant to Section 6(d) of the Underwriting Agreement. The Registration Statement on Form S-3 filed on March 10, 2004 (No. 333-113488), as amended by Amendment No. 1 thereto filed on May 4, 2004, is hereinafter called the "Registration Statement," and the Prospectus in the form first filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) on [    •    ], 2004 is hereinafter called the "Prospectus." Except as otherwise defined herein, capitalized terms used herein have the respective meanings given to them in the Underwriting Agreement.

        In connection with this opinion, we have examined and relied upon the representations and warranties as to factual matters contained in, and made pursuant to, the Underwriting Agreement by the parties thereto, and have examined and relied upon the originals or copies certified to our satisfaction of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary to enable us to render the opinion expressed below.

        As to certain factual matters, we have relied upon certificates of officers of the Company and have not sought independently to verify such matters. Where we render an opinion "to our knowledge" or concerning an item "known to us" or our opinion otherwise refers to our knowledge, it is based solely upon (a) an inquiry of attorneys within the firm who perform legal services for the Company, (b) the receipt of a certificate executed by an officer of the Company, and (c) such other investigation, if any, that we specifically set forth herein. We have conducted no further investigation.

        In rendering this opinion, we have assumed: the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents (except the due authorization, execution and delivery by the Company of the Underwriting Agreement) where authorization, execution and delivery are prerequisites to the effectiveness of such documents.

We have also assumed: that all individuals executing and delivering documents in their individual capacities had the legal capacity to so execute and deliver; that you have received all documents you were to receive under the Underwriting Agreement; that the Underwriting Agreement is an obligation binding upon you and the several Underwriters; and that there are no extrinsic agreements or understandings among the parties to the Underwriting Agreement or among the parties to the agreements or other instruments in the form filed by the Company as exhibits to the Company's Form 10-K for the year ended December 31, 2003 (the "Form 10-K") which are listed on Schedule I hereto (collectively, the "Material Agreements"), that would modify or interpret the terms thereof or the respective rights or obligations of the parties thereunder. The Form 10-K and the Company's Current Reports on Form 8-K dated [    •    ], 2004 that are incorporated by reference into the Registration Statement are referred to herein as the "Exchange Act Reports."

        With regard to our opinion in paragraph (vii) below, we express no opinion as to whether the performance by the Company of its indemnity and contribution obligations under the Underwriting Agreement complies with any applicable federal securities laws of the United States of America or laws of the State of California or Delaware relating to indemnification. To the extent that our opinion in paragraph (vii) below extends to any financial covenant included in any Material Agreement, (a) we express no opinion with respect to any breach or violation of such covenant that may arise after the date hereof, and (b) our opinion is given solely in reliance on a certificate executed by the Chief Financial Officer of the Company covering such matters, and we have undertaken no independent investigation with respect thereto.

        Our opinion is expressed only with respect to the federal laws of the United States of America, the laws of the State of California and the General Corporation Law of the State of Delaware. We express no opinion as to whether the laws of any particular jurisdiction apply, and no opinion to the extent that the laws of any jurisdiction other than those identified above are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any tax, insolvency or antitrust law, rule or regulation or any antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof, or any local law. Furthermore, we express no opinion with respect to compliance with state securities or blue sky laws in connection with the purchase and distribution of the Shares by the Underwriters or clearance with the National Association of Securities Dealers (the "NASD").

        With regard to our opinions in paragraphs (i) and (ii) below with respect to the good standing of the Company and ChemRx Advanced Technologies, Inc. ("ChemRx"), we have relied solely upon certificates of the Secretaries of State of the indicated jurisdictions as of a recent date.

        With regard to our opinion in paragraph (ii) below with respect to the Company's and ChemRx's qualifications to do business as a foreign corporation, we have based our opinion solely upon a certificate of an officer of the Company as to the states in which the Company or ChemRx maintains an office, has employees or owns or leases property.

        With regard to our opinion in paragraph (ix) below with respect to contracts and other documents required to be filed as exhibits to the Registration Statement, we have relied solely upon (a) a certificate of an officer of the Company, (b) copies of indentures, contracts, leases, mortgages, deeds of trust, note agreements, loan or other agreements or instruments furnished to us by the Company, and identified as material (the "Furnished Contracts") and listed in the certificate of the Company's officer, and (c) an examination of the Furnished Contracts in the form provided by the Company. We have assumed there are no extrinsic agreements or understandings among the parties to the Furnished Contracts that would modify or interpret the terms thereof or the respective rights or obligations of the parties thereunder. With regard to our opinion in paragraph (x) below with respect to legal or governmental actions, suits or proceedings, we have relied upon (y) a certificate of an officer of the Company and (z) an inquiry of attorneys within this firm who perform legal services for the Company. We have not undertaken any independent verification.

        With regard to our opinion in paragraph (xi) below, our opinion is based solely upon oral advice from the staff of the Commission that the Registration Statement was declared effective under the Securities Act of 1933, as amended (the "Act"), and that no stop order suspending the effectiveness of the Registration Statement has been issued and that no proceedings for that purpose have been initiated or are pending or contemplated by the Commission. We have made no other investigation.

        With regard to our opinion in paragraph (xiii) below, we have relied solely upon (a) a certificate of an officer of the Company, (b) an examination of the Second Amended and Restated Investors' Rights Agreement, dated as of April 28, 2000, among the Company and the other parties thereto (the "Investors' Rights Agreement"), and (c) an examination of the stock register for the Company furnished to us by the Company's transfer agent and registrar. We have assumed that there are no extrinsic agreements or understandings among the parties to the Investors' Rights Agreement that would modify or interpret the terms thereof or the respective rights or obligations of the parties thereunder. We have made no other investigation.

        With regard to our opinion in paragraph (xiv) below, we have based our opinion, to the extent we consider appropriate, on Rule 3a-8 under the Investment Company Act of 1940, as amended, and a certificate of an officer of the Company as to compliance with each of the requirements necessary to comply with Rule 3a-8. We have not undertaken any independent verification.

        For purposes of this opinion, "Material Adverse Effect" shall mean a material adverse effect on the financial position, results of operations or business of the Company and its subsidiaries, taken as a whole.

        On the basis of the foregoing, in reliance thereon and with the foregoing qualifications, we are of the opinion that:

  (i)
  Each of the Company and ChemRx has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own or lease its property and assets and to conduct its business as described in the Prospectus, except where the failure to have such power or authority, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

  (ii)
  Each of the Company and ChemRx is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state of the United States in which the Company or ChemRx, as applicable, maintains an office, has employees or owns or leases property, except where the failure to so qualify would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect.

  (iii)
  The Company had authorized shares of capital stock as of December 31, 2003 as set forth in the Form 10-K on the Company's consolidated balance sheets included therein under the caption "Stockholders' Equity." The Shares being delivered on the Closing Date by Axys have been duly authorized and issued by the Company, and are fully paid and non-assessable.

  (iv)
  All the outstanding shares of capital stock of ChemRx have been duly authorized and validly issued, are fully paid and nonassessable and are owned of record by the Company, subject to no perfected security interest.

  (v)
  There are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any of the Shares pursuant to the Company's charter or by-laws or any Material Agreement.

  (vi)
  The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

  (vii)
  The execution and delivery of the Underwriting Agreement by the Company and the sale of the Shares by Axys pursuant thereto will not result in a breach or violation of (nor constitute any event which with notice, lapse of time, or both, would result in a breach or violation of), (A) any provisions of the charter or bylaws of the Company or ChemRx, (B) any provision of any Material Agreement, or (C) to our knowledge, any statute, law, rule or regulation applicable to the Company or any judgment, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or authority having jurisdiction over the Company, except for the bylaws, rules and regulations of the NASD and state securities or blue sky laws, as to which we express no opinion.

  (viii)
  No approval, authorization, consent or order of or filing with any court or governmental agency or body in the United States having jurisdiction over the Company is required for the consummation by the Company of the transactions as contemplated by the Underwriting Agreement other than those that have been obtained under the Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and other than blue sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Underwriters in the manner contemplated in the Underwriting Agreement and in the Prospectus, or any necessary approval of the NASD, as to which we express no opinion.

  (ix)
  To our knowledge, there is no indenture, contract, lease, mortgage, deed of trust, note agreement, loan or other agreement or instrument of a character required to be filed as an exhibit to the Registration Statement, which is not filed as required by the Act and the rules thereunder.

  (x)
  To our knowledge, there are no actions, suits or proceedings by or before any court or governmental agency, authority or body or any arbitrator pending or overtly threatened against the Company or ChemRx or any of the properties of the Company or ChemRx (A) of a character required to be disclosed in the Prospectus that are not disclosed in the Prospectus as required by the Act and the rules thereunder or (B) that would have a material adverse effect on the execution and delivery by the Company of the Underwriting Agreement.

  (xi)
  The Registration Statement has become effective under the Act, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or overtly threatened. Any required filing of the Prospectus pursuant to Rule 424(b) under the Act, has been made in the manner and within the time period required by Rule 424(b).

  (xii)
  The Registration Statement and the Prospectus, as of their respective effective or issue dates (other than the financial statements and schedules and the notes thereto and other financial, accounting or statistical data derived therefrom, as to which we express no opinion), complied as to form in all material respects with the requirements of the Act and the rules thereunder; and the Exchange Act Reports, as of their respective filing dates with the Commission (other than the financial statements and schedules and the notes thereto and other financial, accounting or statistical data derived therefrom, as to which we express no opinion), complied as to form in all material respects with the requirements of the Exchange Act and the rules thereunder.

  (xiii)
  To our knowledge and except as set forth in the Prospectus, all rights known to us to register the resales of shares of the Company's common stock or other securities of the Company, because of the filing or effectiveness of the Registration Statement, have, with respect to the offering of the Shares, been waived or such rights have expired by reason of lapse of time following notification of the Company's intent to file the Registration Statement.

  (xiv)
  The Company is not, and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

•        •        •        •

        During the course of the preparation of the Registration Statement and Prospectus, we participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and representatives of the Underwriters and their legal counsel. At such conferences, we have made inquiries of such officers and representatives and discussed the contents of the Registration Statement and the Prospectus, including the Exchange Act Reports incorporated by reference therein. We have not independently verified and are not passing upon and do not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement (including the Exchange Act Reports incorporated by reference therein) or the Prospectus (including the Exchange Act Reports incorporated by reference therein), except to the extent otherwise stated herein. On the basis of the foregoing, no facts have come to our attention that cause us to believe that (A) the Registration Statement (including the Exchange Act Reports incorporated by reference therein), as of the time it became effective (other than the financial statements and schedules and the notes thereto and other financial, accounting or statistical data derived therefrom contained in the Registration Statement or the Exchange Act Reports incorporated by reference therein, as to which we make no comment) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) the Prospectus (including the Exchange Act Reports incorporated by reference therein) (other than the financial statements and schedules and the notes thereto and other financial, accounting or statistical data contained in the Prospectus or the Exchange Act Reports incorporated by reference therein, as to which we make no comment), as of its date or the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

***

        This opinion is furnished to you as the Representatives of the Underwriters and is solely for the benefit of the Underwriters and may not be made available to or be relied upon by any other person, firm or entity without our prior written consent.

Sincerely,

Cooley Godward LLP

By:
Matthew T. Browne

Schedule I

Material Agreements

[LIST]